Exhibit 4.12

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE COMPANY IS REASONABLY SATISFIED THAT THE PROPOSED SALE OR TRANSFER IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.


                           WARRANT TO PURCHASE SHARES
                                       OF
                              CLASS A COMMON STOCK
                              --------------------

                           Void after January 12, 2012

     THIS IS TO CERTIFY that, as of this 12th day of January, 2007, for value received and subject to the provisions hereinafter set forth, Roaring Fork Capital SBIC, L. P. (the "Purchaser"), is entitled to purchase from ATC Healthcare, Inc., a Delaware corporation (the "Company"), at any time from the date hereof to and including January 12, 2012 (the "Expiration Date"), at a price initially equal to Forty-five Cents ($0.45) per share (the "Warrant Calculation Price"), One Million (1,000,000) (the "Warrant Number") shares of the Class A Common Stock of the Company (the "Stock").

     The aggregate price for the shares of Stock purchasable hereunder shall be equal to the initial Warrant Calculation Price multiplied by the number of shares initially purchasable hereunder. Such aggregate price is herein sometimes referred to as the "Aggregate Warrant Price". The Warrant Calculation Price per share is, however, subject to adjustment as hereinafter provided (such price, or such price as last adjusted, as the case may be, being herein referred to as the "Per Share Warrant Price"). The Warrant Number is likewise subject to adjustment as hereinafter provided.

1. EXERCISE OF WARRANT. Subject to the conditions hereinafter set forth, this Warrant may be exercised in whole at any time, or in part from time to time, by the holder hereof, by delivery of a written notice in the form at the end hereof (the "Exercise Notice") duly executed at the principal office of the Company in Lake Success, New York or at such other office as the Company may designate by written notice to the holder hereof within the above-mentioned period and, at the election of the holder, either by paying to the Company the Aggregate Warrant Price (or the proportionate part thereof if exercised in part) for the shares so purchased in current funds, in which case payment shall be made in cash, by wire transfer, or by certified or official bank check, or by cashless exercise as hereinafter set forth. The holder shall not be required to deliver the original Warrant in order to effect an exercise of the Warrant. At its option, the holder may request, pursuant to Section 1, that the Company exchange this Warrant for a particular number of shares subject to the Warrant (the "Converted Warrant Shares") by delivering to the holder, without payment by the holder of the Warrant Price or any cash or other consideration, that number of shares of Stock as is equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Converted Warrant Shares by the Fair Market Value (as determined (i) by reference to the current market price based upon the average last sale price for the three business days prior to exercise, if the Stock is publicly traded or (ii) by the Board of Directors acting in good faith if the Stock is not publicly traded) of a single share of Stock, determined in each case as of the close of business on the date of exercise of this Warrant. The "Net Value" of the Converted Warrant Shares shall be determined by subtracting the Aggregate Warrant Price of the Converted Warrant Shares from the aggregate Fair Market Value of the Converted Warrant Shares. All other provisions of the Warrants shall apply to any such exchange of the Warrants pursuant to the terms of this Section 1.

Company's Failure to Timely Deliver Securities. If within ten (10) Trading Days after the Company's receipt of the facsimile copy of an Exercise Notice the Company shall fail to issue and deliver a certificate to the holder and register such shares of Common Stock on the Company's share register or credit the holder's balance account with DTC for the number of shares of Common Stock to which the holder is entitled upon the holder's exercise hereunder, and such failure to issue and deliver such certificate(s) continues for more than five
(5) Business Days after the Company receives written notice of non-delivery from the holder (with the total period of time of the 10 Trading Day period and 5 Business Day period referenced herein being referred to as the "Cure Period") and if on or after the expiration of the Cure Period without the delivery of the applicable certificate(s), the holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of shares of Common Stock issuable upon such exercise that the holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Business Days after the holder's request and in the holder's discretion, either (i) pay cash to the holder in an amount equal to the holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the dollar volume Weighted Average Price on the date of exercise.

If this Warrant is exercised in respect of fewer than all of the shares of Stock at the time purchasable hereunder, the holder hereof shall be entitled to receive a new Warrant covering the number of shares in respect of which this Warrant shall not have been exercised and setting forth the Aggregate Warrant Price applicable to such shares. Notwithstanding anything to the contrary set forth herein, this Warrant or any new Warrant issued as the result of a partial exercise hereof and all rights and options hereunder or thereunder shall expire and shall be wholly null and void to the extent this Warrant or such new warrant is not exercised before it expires at the close of business on the Expiration Date.

2. RESERVATION OF STOCK. The Company covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and in reserve, a sufficient number of shares of its Stock to provide for the exercise of the rights represented by this Warrant; provided, however, that in the event there is at any time an insufficient number of shares of Stock reserved and available the Company shall as soon as practicable take such action as is required to increase the Company's authorized shares of Stock in order to provide a sufficient number of such shares.

3.   PROTECTION AGAINST DILUTION.
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     3.1 Sales of Stock Below Per Share Warrant Price. In case the Company shall issue or grant to any person (a) rights, warrants, options, exchangeable securities or convertible securities (each referred to herein as "Rights") entitling such person to subscribe for or purchase shares of Stock at a price per share less than the Per Share Warrant Price or (b) shares of Stock at a price per share less than the Per Share Warrant Price, on the date fixed for the determination of persons entitled to receive such Rights or such shares, the Per Share Warrant Price in effect immediately before the close of business on the date fixed for such determination shall be reduced by multiplying such Per Share Warrant Price by a fraction, of which
     (i) the numerator is the number of shares of Stock outstanding (including all shares of Stock issued or issuable upon conversion of any convertible security or upon the exercise of any rights, warrants or options) on such date plus the number of shares of Stock which the aggregate of the offering price of the total number of shares of Stock so offered for subscription or purchase pursuant to such Rights, or so issued, would purchase at the Per Share Warrant Price on such date and (ii) the denominator shall be the number of shares of Stock outstanding (including all shares of Stock issued or issuable upon conversion of any convertible security or upon the exercise of any rights, warrants or options) at the close of business on such date plus the number of shares of Stock so offered for subscription or purchase pursuant to such Rights, or so issued. If, after any such date, any such Rights or shares are not in fact issued, or are not exercised prior to the expiration thereof, the Per Share Warrant Price shall be immediately readjusted, effective as of the date such Rights or shares expire, or the date the Board of Directors determines not to issue such Rights or shares, to the Per Share Warrant Price that would have been in effect if the unexercised Rights had never been granted or such record date had not been fixed, as the case may be. Such adjustment shall be made successively whenever any such event shall occur. For the purposes of this paragraph, the aggregate of the offering price received or to be received by the Company shall include the minimum aggregate amount (if any) payable upon exercise or conversion of such Rights. The value of any consideration received or to be received by the Company, if other than cash, is to be determined by the Board of Directors in good faith.

     3.2 Stock Splits and Dividends. If outstanding shares of the Company's Stock shall be subdivided into a greater number of shares or a dividend in Stock shall be paid in respect of Stock, the Per Share Warrant Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Stock shall be combined into a smaller number of shares, the Per Share Warrant Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Per Share Warrant Price, the number of shares of Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Per Share Warrant Price in effect immediately prior to such adjustment, by (ii) the Per Share Warrant Price in effect immediately after such adjustment.

     3.3 Reclassification, Etc. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof that is not a Change of Control (as defined herein), then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 3.2; and in each such case, the terms of this Section 3 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

     3.4 Exempted Issuances. Notwithstanding any other provision herein, the foregoing provisions of this Section 3 shall not apply to, and no adjustment shall be made to the Per Share Warrant Price for:

          (a) shares of Stock issuable upon the exercise of options or other convertible securities previously issued pursuant to the Company's stock option, employee stock purchase or other employee benefit plan;

          (b) shares of Stock to be issued pursuant to the Company's outstanding stock option, employee stock purchase or other employee benefit plan that total not more than 200,000 shares of Stock per employee per year and an aggregate maximum of 2,000,000 shares of Stock per year and that do not contain exercise prices that are below $0.30 per share;

          (c) shares of Stock issuable upon conversion of shares of Series C Preferred Stock or warrants issued in connection therewith;

          (d)  shares  of  Stock  issuable  upon  conversion  of  shares  of  7%
          Convertible Series A Preferred Stock or 5% Convertible Series B Preferred Stock of the Company or any warrants outstanding on the date of the filing of this Designation;

          (e) shares of Stock issuable upon conversion of Class B Common Stock;

          (f) securities that have been approved for issuance or grant by the holders of at least a majority of the outstanding shares of Series C Preferred Stock;

          (g) securities that are issued in conjunction with an acquisition or a non-financing strategic transaction approved by the Board of Directors; provided, however, that the number of shares of Stock or securities convertible into Stock issued by the Company in conjunction with non-financing strategic transactions that are exempt from the foregoing provisions of this Section 3 shall be limited to 10% of the shares of Stock outstanding (including all shares of Stock issued or issuable upon conversion of any convertible security or upon the exercise of any rights, warrants or options) immediately prior to the date of such transaction; or

          (h) Shares of Stock that are issued pursuant to that certain Common Stock and Warrant Purchase Agreement dated as of an even date herewith between the Company and Purchaser, pursuant to which the Purchaser is purchasing this Warrant, and the related Registration Rights Agreement referenced therein, including, without limitation, any shares of Stock to be issued in connection with any penalty or anti-dilution provision contained in such documents, any shares of Common Stock issued under the Warrants issued as part of that offering or under the terms of the Common Stock and Warrant Purchase Agreement relating thereto, and shares of Common Stock issued in private offerings completed prior to May 31, 2007 as provided in Section 7.10 of the Common Stock and Warrant Purchase Agreement, or under Warrants issued as part of those other offerings, or under the terms of the purchase agreements relating to those other offerings.

     3.5 Deferral of Small Adjustments. Any adjustment in the Per Share Warrant Price otherwise required by this Section 3 may be postponed until the date of the next adjustment otherwise required by this Section 3 to be made if such adjustment (together with any other adjustments postponed pursuant to this paragraph (ix) and not theretofore made) would not require an increase or decrease of more than 1 % in such Per Share Warrant Price. All calculations under this Section 3 shall be made to the nearest cent or to the nearest I/100th of a share, as the case may be.

     3.6 Authority of Board of Directors. The Board of Directors shall have the power to resolve any ambiguity or correct any error in this Section 3, and its action in good faith in so doing shall be final and conclusive.

     3.7 Notice of Adjustment. Whenever the Warrant Number or the Per Share Warrant Price is adjusted under this Section 3, the Company shall provide notice thereof to the holder within thirty (30) days of such adjustment.

4. MERGERS, CONSOLIDATIONS, SALES; NON-IMPAIRMENT OF RIGHTS. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the performance of any of the terms of this Warrant, but will at all times in good faith take all necessary action to carry out the intent of all such terms. Without limiting the generality of the foregoing, the Company
(a) will not cause the par value of any securities receivable on exercise of this Warrant to be in excess of the amount payable therefor on such exercise, and (b) will take all action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares (or other securities or property deliverable hereunder) upon the exercise of this Warrant. In the event the Company sells or otherwise transfers all or substantially all of its assets to another corporation or other entity and, following the sale or transfer, a majority of the combined voting power of the then-outstanding securities of the other corporation or entity immediately after the sale or transfer is held in the aggregate by the holders of Voting Stock (as defined below) immediately prior to the sale or transfer, then, as a condition of such sale or transfer, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Stock immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Stock equal to the number of shares of Stock immediately theretofore so purchasable hereunder had such sale or transfer not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Warrant Number and the Per Share Warrant Price) shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon exercise of this Warrant. The Company shall not effect any such sale or transfer unless prior to or simultaneously with the consummation thereof, the entity purchasing such assets shall assume by written instrument, reasonably satisfactory to the holder of this Warrant, executed and mailed or delivered to the holder of this Warrant, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

5. DISSOLUTION OR LIQUIDATION. In the event of any proposed distribution of the assets of the Company in dissolution or liquidation (except under circumstances when the foregoing Section 4 shall be applicable) the Company shall mail notice thereof to the holder of this Warrant and shall make no distribution to shareholders until the expiration of 30 days from the date of mailing of the aforesaid notice and, in any such case, the holder of this Warrant may exercise this Warrant within 30 days from the date of the mailing of such notice, and all rights herein granted not so exercised within such 30 day period shall thereafter become null and void.

6.   CHANGE OF CONTROL; FUNDAMENTAL TRANSACTIONS.
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     (a) Change of Control. In the event of a Change of Control, as defined below, the Company shall provide notice thereof to the holder of this Warrant at least ten (10) days prior to the contemplated closing date or occurrence of such Change of Control (the "Contemplated Closing Date"). Upon the Purchaser's receipt of the Company's notice of a Change of Control, the Purchaser may, at its option, elect to exercise this Warrant pursuant to Section 1 hereof. Should the Purchaser decline or fail to exercise this Warrant before 5:00 p.m. New York, New York time on the Contemplated Closing Date, then this Warrant shall immediately prior to the closing of the Change of Control be deemed to have been exercised by cashless exercise, as provided for in Section 1 hereof, without any further action on the part of the Purchaser, and all rights and options hereunder shall expire and shall be wholly null and void. In the case of a cashless exercise pursuant to this Section, from and after the Contemplated Closing Date, the Purchaser shall be deemed the holder of record of the securities issuable upon exercise of this Warrant, and this Warrant shall represent only the right to receive, upon return of the Warrant to the Company for cancellation, a certificate representing the securities issuable to the Purchaser upon exercise of this Warrant.

For purposes of this Warrant,  a "Change of Control" shall be deemed to occur if
(A) any of the following occur:

     (i) The Company is merged, consolidated or reorganized into or with another corporation or other entity, and as a result of the merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of the corporation or entity immediately after the transaction is held in the aggregate by the holders of Voting Stock immediately prior to the transaction;

     (ii) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other entity and, as a result of the sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of the other corporation or entity immediately after the sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to the sale or transfer; or

     (iii) Any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) that holds less than 5% of the Voting Stock of the Company outstanding on the date of the first issuance of any of the Warrants becomes the beneficial owner of a majority of the Voting Stock.;

     and (B) the per share price for any such transaction mentioned in (A) above is at least $1.35 per share of Stock.

For purposes of this Warrant, the term "Voting Stock" means the capital stock of the Company of any class or series entitled to vote generally in the election of directors.

     (b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction that is not a Change of Control unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 6 pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Required Holders. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of this Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

7. FRACTIONAL SHARES. Fractional shares shall not be issued upon the exercise of this Warrant but in any case where the holder hereof would, except for the provisions of this paragraph, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the excess of the Fair Market Value of such fractional share over the proportional part of the Per Share Warrant Price represented by such fractional share.

8. FULLY PAID STOCK; TAXES. The Company covenants and agrees that the shares of stock represented by each and every certificate for its Stock to be delivered on any exercise of this Warrant shall, at the time of such delivery, be duly authorized, validly issued and outstanding and be fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes, other than taxes on income, which may be payable in respect of this Warrant or any Stock or certificates therefor upon the exercise of the rights herein provided for pursuant to the provisions hereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of stock certificates in the name other than that of the holder of the Warrant converted, and any such tax shall be paid by such holder at the time of presentation.

9. CLOSING OF TRANSFER BOOKS. The holder of this Warrant shall continue to have the right to exercise this Warrant even during a period when the stock transfer books of the Company for its Stock are closed. The Company shall not be required, however, to deliver certificates of its Stock upon such exercise while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Stock until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.

10. RESTRICTIONS ON TRANSFERABILITY OF WARRANTS AND SHARES; COMPLIANCE WITH SECURITIES ACT; EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT. This Warrant and the Stock issued upon the exercise hereof, and any security into which such Stock may be convertible ("Underlying Stock") shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to insure compliance with the provisions of the Securities Act of 1933, as amended, or any similar Federal statute at the time in effect (the "Securities Act") in respect of the transfer of any Warrant or any such Stock or any security into which such Stock may be convertible.

     10.1 Assignments Generally. Except as may otherwise be expressly provided herein, this Warrant is exchangeable, without expense, at the option of the holder, upon presentation and surrender of the Warrant to the Company, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Stock purchasable hereunder. Any assignment shall be made by surrender of this Warrant to the Company with the Form of Assignment annexed hereto duly executed and funds sufficient to pay any transfer tax, provided the Company has received an opinion or other evidence satisfactory to the Company that the transfer will be in compliance with the provisions of the Securities Act of 1933, as amended, or any similar Federal statute at the time in effect (the "Securities Act") in respect of the transfer of this Warrant. Upon compliance with the express provisions of this Section 10, the Company shall, without charge, cause to be executed and delivered a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants that carry the same rights upon presentation hereof to the Company together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the holder hereof.

     10.2 Certain Assignments Following Registration. Notwithstanding anything to the contrary contained herein, if the Company has registered the Underlying Stock pursuant to a Registration Statement which has been declared effective by the Securities and Exchange Commission (SEC) and, thereafter, the holder purports to assigns all or a portion of the Underlying Stock to any other person, the assignee shall have the right to cause the Registration Statement to be amended or the prospectus related thereto to be supplemented (at the expense of the Company), in either case to name such assignee as a selling stockholder, provided that the use of a post-effective amendment or a supplement to the prospectus is permitted by applicable law for such purpose.

     10.3 Restrictive Legends. Each Warrant shall bear on the face thereof a legend substantially in the form of the notice endorsed on the first page of this Warrant.

     Each certificate for shares of Underlying Stock initially issued upon the exercise of any Warrant and each certificate for shares of Underlying Stock issued to a subsequent transferee of such certificate shall, if not registered for resale, bear on the face thereof a legend reading substantially as follows:

     THE SHARES OF CLASS A COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE COMPANY IS REASONABLY SATISFIED THAT THE PROPOSED SALE OR TRANSFER IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.

     10.4 Removal of Legend. In the event that the Company shall receive an opinion of its counsel or counsel of the holder, which opinion is reasonably acceptable to it, that, in the opinion of such counsel, such legend is not, or is no longer, necessary or required (including, without limitation, because of the availability of the exemption afforded by Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission), the Company shall, or shall instruct its transfer agents and registrars to, remove such legend from the certificates evidencing the Restricted Stock or issue new certificates without such legend in lieu thereof. The Company shall also remove the legend if the Underlying Stock has been registered for resale with the SEC.

11. PARTIAL EXERCISE AND PARTIAL ASSIGNMENT. If this Warrant be exercised in part only, the holder hereof shall be entitled to receive a new Warrant covering the number of shares in respect of which this Warrant shall not have been exercised as provided in paragraph 1 hereof. If this Warrant is partially assigned, this Warrant shall be surrendered at the principal office of the Company (with the partial assignment form at the end hereof duly executed), and thereupon a new Warrant shall be issued to the holder hereof covering the number of shares not assigned and setting forth the proportionate Aggregate Warrant Price applicable to such shares not assigned. The assignee of such partial assignment of this Warrant shall also be entitled to receive a new Warrant covering the number of shares so assigned and setting forth the proportionate Aggregate Warrant Price applicable to such assigned shares.

12. REGISTRATION RIGHTS. A holder of a Warrant is entitled to any and all applicable registration rights as set forth in that certain Registration Rights Agreement, dated January 12, 2007, relating to the Common Stock of the Company and this and other Warrants.

13. LOST, STOLEN WARRANTS, ETC. In case any Warrant shall be mutilated, stolen or destroyed, the Company may issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Company.

14. WARRANT HOLDER NOT SHAREHOLDER. This Warrant does not confer upon the holder hereof any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof as hereinbefore provided.

15. SEVERABILITY. Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

16. NOTICE. All notices and other communications required or permitted to be given under any Agreement shall be deemed given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, overnight delivery or confirmed facsimile transmission to the parties at the following address or fax number:

     To the Company at:

          ATC Healthcare, Inc.
          1983 Marcus Avenue
          Lake Success, NY 11042
          Attention: Chief Financial Officer
          Facsimile: (516) 750-1754

     With a copy to:

          David J. Hirsch, Esquire
          Keevican Weiss Bauerle & Hirsch LLC
          11th Floor, Federated Investors Tower
          1001 Liberty Avenue
          Pittsburgh, PA 15222
          Facsimile: (412) 355-2609

     To the Purchaser at:

          The address set forth in the Purchase Agreement under which the Purchaser acquired, among other things, this Warrant.

or, as to either party or any subsequent holder of this Warrant, to such other address and/or facsimile number as such party designates by written notice to the other party or parties.

17. CERTAIN DEFINITIONS.

     (a) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

     (b) "DTC" means The Depository Trust Company and its Fast Automated Securities Transfer Program.

     (c) "Fundamental Transaction" means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

     (d) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated association, any other entity and a government or any department or agency thereof.

     (e) "Required Holders" means the holders of the Warrants representing at least a majority of shares of the Underlying Stock.

     (f) "Successor Entity" means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

     (g) "Trading Day" means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that "Trading Day" shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

     (h) "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average closing price for such security on the Principal Market during the immediately preceeding ten (10) business days, or, if the foregoing does not apply, the dollar volume-weighted average closing price of such security in the over-the-counter market on the electronic bulletin board for such security during the immediately preceeding ten (10) business days, as reported by Bloomberg, or, if no dollar volume-weighted average closing price is reported for such security by Bloomberg for such ten (10) day period, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.) for such ten (10) day period. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

18. CALL OPTION.

     18.1 Option to Call Warrants. The Company shall be entitled to call this Warrant if the Company's Stock trades at or above One and 35/100 Dollars ($1.35) (as adjusted for any stock dividends, splits, combinations, recapitalizations and the like with respect to the Stock) for twenty (20) out of thirty (30) consecutive Trading Days with an average daily trading volume of over 150,000 shares and there is an effective registration statement registering the shares underlying both the Series C Preferred Stock and Warrants.

     18.2 Call Price. The call price for the Warrant shall be One Cent ($0.01) multiplied by the Warrant Number then in effect.

     18.3 Notice. Notice of a call of this Warrant under this Section 18 shall be mailed by overnight courier and by fax, addressed to the holder. The notice shall state, as appropriate, the following and may contain such other information as the Company deems advisable: (a) the call date, which shall be at least thirty (30) days after the "notice date" as defined herein (b) the aggregate call price for the Warrant, and (c) the place where the Warrant is to be surrendered. The "notice date" shall be the date such notice is mailed. Any notice mailed as provided in this Section 18.3 shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

     18.4 Effectiveness of Call. If notice of the call of the Warrant has been duly given then, notwithstanding that the Warrant has not been surrendered for cancellation, on and after the call date this Warrant shall cease to be outstanding and all rights with respect to this Warrant shall forthwith on such notice date cease and terminate, except only the right of the holder hereof to receive the amount payable on such call without interest.

19. MISCELLANEOUS.

     (a) This Warrant shall be governed by, construed and enforced in accordance with the law of the State of Delaware, without regard to its conflict of laws principles.

     (b) The agreements which are contained herein shall survive the exercise of this Warrant to the extent applicable thereafter.

     (c) This Warrant was originally issued to Roaring Fork Capital SBIC, L.P. on January 12, 2007.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the day and year first set forth above.


                                                     ATC HEALTHCARE, INC.



                                                     By: _______________________
                                                         David Savitsky
                                                         Chief Executive Officer

                                   ASSIGNMENT
                                   ----------

FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers unto _______________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint __________________________, attorney, to transfer the said Warrant on the books of the within named Company.



___________________________________

By_________________________________

Its________________________________

Dated: ____________________________

                               PARTIAL ASSIGNMENT
                               ------------------

FOR VALUE  RECEIVED  ______________________________  hereby  sells,  assigns and transfers unto _______________________________ that portion of the within Warrant and the rights evidenced thereby which will an the date hereof entitle the holder to purchase __________ shares of Class A Common Stock of ATC
Healthcare, Inc., and does hereby irrevocably constitute and appoint __________________________, attorney, to transfer that part of the said Warrant on the books of the within named Company.



___________________________________

By_________________________________

Its________________________________

Dated: ____________________________

                                 EXERCISE NOTICE
                                 ---------------

     (To be completed and signed only upon an exercise of the Warrant in whole or in part)

TO: ATC Healthcare, Inc.:

The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by the Warrant for, and to purchase thereunder, ______ shares of Class A Common Stock (or other securities or property), and herewith makes payment as follows:

_____ By payment of $____________ therefor in cash, by certified or official bank check or such other form of payment as may be permitted under the Warrant.

____  By cashless exercise.

The undersigned hereby requests that the Certificate(s) for such securities be issued in the name(s) and delivered to the address(es) as follows:

Name:                      _____________________________________________
Address:                   _____________________________________________
Social Security Number:    _____________________________________________
Deliver to:                _____________________________________________
Address:                   _____________________________________________

If the foregoing Exercise Notice evidences an exercise of the Warrant to purchase fewer than all of the Shares (or other securities or property) to which the undersigned is entitled under such Warrant, please issue a new Warrant, of like date and tenor, for the remaining portion of the Warrant (or other securities or property) in the name(s), and deliver the same to the address(e'
s), as follows:

Name:                      ______________________________________________
Address:                   ______________________________________________

DATED:   ____________________, 200__

________________________________________________________________________________
(Social Security or Taxpayer Identification                  (Name of Holder)
         Number of Holder)
_________________________________
                                   (Signature of Holder or Authorized Signatory)

Signature Guaranteed:

_________________________________